EXHIBIT 10.3

AMENDMENT NO. 6
TO THE PIONEER NATURAL RESOURCES
COMPANY EXECUTIVE DEFERRED
COMPENSATION PLAN
(Amended and Restated Effective January 1, 2009)

Pursuant to the provisions of Section 11.4 thereof, the Pioneer Natural Resources Company Executive Deferred Compensation Plan (Amended and Restated Effective January 1, 2009, and as further amended to date) is hereby amended as follows:

Section 4.l(b) of the Plan is replaced in its entirety with the following:

(b) The amount of Member Deferrals from Basic Compensation and/or Bonus Compensation shall be determined before contributions are made to a Pioneer Qualified Plan. Except as provided in Section 4.2(c), the maximum Member Deferral under subsection (a)(i) shall be 50% of the Member's Basic Compensation for the Plan Year and under (a)(ii) shall be 100% of the Member's Bonus Compensation for the Plan Year.

IN WITNESS WHEREOF, this Amendment has been executed on this 30th day of August, 2018, to be effective as of November 1, 2018.

PIONEER NATURAL RESOURCES COMPANY

By:	/s/ Teresa A. Fairbrook
Teresa A. Fairbrook
Vice President and Chief Human Resources
Officer